Exhibit 12

                              MediaOne Group, Inc.
             RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
                        PREFERRED STOCK DIVIDENDS
                          (Dollars in Millions)

                                               Quarter Ended

                                    6/30/1999                 6/30/1998
                                    ---------                 ---------
Income from continuing operations
  before income taxes               $     667                 $   3,716
Interest expense (net of amounts
  capitalized)                            103                       143
Interest factor on rentals (1/3)            1                        (1)
Equity losses in unconsolidated
  ventures (less than 50% owned)           39                        63
Minority interest expense                  69                        20
                                    ---------                 ---------
Earnings                            $     879                 $   3,941
                                    =========                 =========

Interest expense                    $     104                 $     158
Interest factor on rentals (1/3)            1                        (1)
Minority interest expense                  69                        20
Preferred stock dividends (pre-tax
  equivalent)                              23                        22
                                    ---------                 ---------
Fixed charges                       $     197                 $     199
                                    =========                 =========
Ratio of earnings to combined fixed
  charges and preferred
  stock dividends                        4.46   A                 19.80  B

                                   ---------                 ---------

A) Earnings for the quarter ended June 30, 1999 include a $2,482 gain from the exchange of Airtouch shares for Vodafone shares, partially offset by merger costs of $1,507. Without the net gain of $975, earnings would be insufficient to cover fixed charges by $293.

B) Earnings for the quarter ended June 30, 1998 include a $3,869 gain from the sale of domestic wireless operations. Without the gain, earnings would be insufficient to cover fixed charges by $127.


                              MediaOne Group, Inc.
             RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
                        PREFERRED STOCK DIVIDENDS
                          (Dollars in Millions)

                                               Year-to-Date
                                    6/30/1999                 6/30/1998
                                    ---------                 ---------

Income from continuing operations
  before income taxes               $     519                 $   3,388
Interest expense (net of amounts
  capitalized)                            199                       293
Interest factor on rentals (1/3)            2                         3
Equity losses in unconsolidated
  ventures (less than 50% owned)          141                       138
Minority interest expense                 118                        42
                                    ---------                 ---------
Earnings                            $     979                 $   3,864
                                    =========                 =========

Interest expense                    $     203                 $     318
Interest factor on rentals (1/3)            2                         3
Minority interest expense                 118                        42
Preferred stock dividends (pre-tax
  equivalent)                              46                        46
                                    ---------                 ---------
Fixed charges                       $     369                 $     409
                                    =========                 =========

Ratio of earnings to combined fixed
  charges and preferred
  stock dividends                        2.65    A                 9.45    B
                                    ---------                 ---------

A) Earnings for the period ended June 30, 1999 include a $2,482 gain from the exchange of Airtouch shares for Vodafone shares, partially offset by merger costs of $1,522. Without the net gain of $960, earnings would be insufficient to cover fixed charges by $350.

B) Earnings for the period ended June 30, 1998 include a $3,869 gain from the sale of domestic wireless operations. Without the gain, earnings would be insufficient to cover fixed charges by $414.



                            MediaOne Group, Inc.
                   RATIO OF EARNINGS TO FIXED CHARGES
                          (Dollars in Millions)

                                                 Quarter Ended
                                       6/30/1999                6/30/1998
                                       ---------                ---------
Income from continuing operations
  before income taxes                  $     667                $   3,716
Interest expense (net of amounts
  capitalized)                               103                      143
Interest factor on rentals (1/3)               1                       (1)
Equity losses in unconsolidated
  ventures (less than 50% owned)              39                       63
Minority interest expense                     69                       20
                                       ---------                ---------
Earnings                               $     879                $   3,941
                                       =========                =========

Interest expense                       $     104                $     158
Interest factor on rentals (1/3)               1                       (1)
Minority interest expense                     69                       20
                                       ---------                ---------
Fixed charges                          $     174                $     177
                                       =========                =========

Ratio of earnings to fixed charges          5.05    A               22.27   B

                                       ---------                ---------

A) Earnings for the quarter ended June 30, 1999 include a $2,482 gain from the exchange of Airtouch shares for Vodafone shares, partially offset by merger costs of $1,507. Without the net gain of $975, earnings would be insufficient to cover fixed charges by $270.

B) Earnings for the quarter ended June 30, 1998 include a $3,869 gain from the sale of domestic wireless operations. Without the gain, earnings would be insufficient to cover fixed charges by $105.


                            MediaOne Group, Inc.
                  RATIO OF EARNINGS TO FIXED CHARGES
                        (Dollars in Millions)

                                                Year-to-Date
                                      6/30/1999               6/30/1998
                                      ---------               ---------
Income from continuing operations
  before income taxes                 $     519               $   3,388
Interest expense (net of amounts
  capitalized)                              199                     293
Interest factor on rentals (1/3)              2                       3
Equity losses in unconsolidated
  ventures (less than 50% owned)            141                     138
Minority interest expense                   118                      42
                                      ---------               ---------
Earnings                              $     979               $   3,864
                                      =========               =========

Interest expense                      $     203               $     318
Interest factor on rentals (1/3)              2                       3
Minority interest expense                   118                      42
                                      ---------               ---------
Fixed charges                         $     323               $     363
                                      =========               =========

Ratio of earnings to fixed charges         3.03    A              10.64   B

                                     ---------               ---------

A) Earnings for the period ended June 30, 1999 include a $2,482 gain from the exchange of Airtouch shares for Vodafone shares, partially offset by merger costs of $1,522. Without the net gain of $960, earnings would be insufficient to cover fixed charges by $304.

B) Earnings for the period ended June 30, 1998 include a $3,869 gain from the sale of domestic wireless operations. Without the gain, earnings would be insufficient to cover fixed charges by $368.